Exhibit 1.2

PRICING AGREEMENT

Merrill Lynch International
Citigroup Global Markets Limited
ING Bank N.V.
Deutsche Bank AG, London Branch
Goldman Sachs & Co. LLC
HSBC Bank plc
J.P. Morgan Securities plc and the other several Underwriters named in Schedule I hereto,

c/o Merrill Lynch International 2 King Edward Street London EC1A 1HQ United Kingdom	Deutsche Bank AG, London Branch 21 Moorfields London EC2Y 9DB United Kingdom

Citigroup Global Markets Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198 HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom
ING Bank N.V. Bijlmerdreef 109 1102 BW Amsterdam The Netherlands	J.P. Morgan Securities plc 25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

November 5, 2025

Ladies and Gentlemen:

Dover Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 5, 2025 (the “Underwriting Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Pricing

Prospectus, the Pricing Disclosure Package and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 19 of the Underwriting Agreement and the address of the Representatives referred to in such Section 19 are set forth at the end of Schedule II hereto.

Each of the Underwriters agrees that it will not offer or sell any of the Designated Securities in any jurisdiction outside the United States except in circumstances that will result in compliance in all material respects with the applicable laws thereof.

The Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof for the Company and each of the Representatives plus one counterpart for each counsel, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

[Remainder of Page Intentionally Left Blank]

2

Very truly yours,

DOVER CORPORATION

By:	/s/ Jim Moran
Name: Jim Moran
Title: VP & Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

MERRILL LYNCH INTERNATIONAL

By:	/s/ Julien Roman
Name: Julien Roman
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Paula Clarke
Name: Paula Clarke
Title: Delegated Signatory

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

ING BANK N.V.

By:	/s/ William de Vreede
Name: William de Vreede
Title: Global Head Legal Wholesale Banking

By:	/s/ Romke van der Weerdt
Name: Romke van der Weerdt
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

HSBC BANK PLC

By:	/s/ A Kraemer
Name: A Kraemer
Title: Senior Legal Counsel

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

BNP PARIBAS

By:	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Managing Director, Head of Investment Grade Finance, Americas

By:	/s/ Pasquale A. Perraglia IV
Name: Pasquale A. Perraglia IV
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Nicola Vavasour
Name: Nicola Vavasour
Title: Chief Executive Officer

By:	/s/ Pauline Donohoe
Name: Pauline Donohoe
Title: Head CM, SIDAC

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Mike Dullaghan
Name: Mike Dullaghan
Title: Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

ACADEMY SECURITIES, INC.

By:	/s/ Michael Boyd
Name: Michael Boyd
Title: Chief Compliance Officer

[Signature Page to Pricing Agreement]

SCHEDULE I

Principal Amount of Designated Securities to be Purchased
Underwriters
Merrill Lynch International	€132,000,000
Citigroup Global Markets Limited	€110,000,000
ING Bank N.V.	€110,000,000
Deutsche Bank AG, London Branch	€33,000,000
Goldman Sachs & Co. LLC	€33,000,000
HSBC Bank plc	€33,000,000
J.P. Morgan Securities plc	€33,000,000
BNP PARIBAS	€19,250,000
Scotiabank (Ireland) Designated Activity Company	€19,250,000
U.S. Bancorp Investments, Inc.	€13,750,000
Academy Securities, Inc.	€13,750,000

Total	€550,000,000

I-1

SCHEDULE II

Title of Designated Securities:

3.500% Notes due 2033 (the “Designated Securities”).

Aggregate principal amount:

€550,000,000 of the Designated Securities.

Price to Public:

99.773% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 12, 2025.

Purchase Price by Underwriters:

99.373% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 12, 2025.

Form of Designated Securities:

Book-entry only form represented by one or more fully registered global notes deposited with Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the offices of Clearstream and Euroclear.

Time of Delivery:

9:00 a.m. (London time), or as soon as possible thereafter, on November 12, 2025.

Indenture:

Indenture dated February 8, 2001, between the Company and Bank One Trust Company, N.A. (as predecessor to JP Morgan Trust Company National Association, The Bank of New York and The Bank of New York Mellon), as Trustee, as supplemented by the Ninth Supplemental Indenture, to be dated November 12, 2025, among the Company, The Bank of New York Mellon (as successor to Bank One Trust Company, N.A., JP Morgan Trust Company National Association and The Bank of New York) as Trustee, and The Bank of New York Mellon, London Branch as Paying Agent relating to the Designated Securities.

Maturity:

November 12, 2033

Interest Rate:

3.500%

Interest Payment Dates:

November 12 of each year, commencing November 12, 2026.

Regular Record Dates:

November 1 of each year.

Redemption Provisions:

No mandatory redemption provisions.

The Company may, at its option, redeem the Designated Securities in whole at any time or in part from time to time at the redemption prices as described under the caption “Description of Notes—Optional Redemption” in the Company’s preliminary prospectus supplement dated November 5, 2025 relating to the Designated Securities (the “Preliminary Prospectus Supplement”). The redemption price prior to November 12, 2033 will be based on the Comparable Government Bond Rate (as defined in the Preliminary Prospectus Supplement) plus 15 basis points.

Redemption for Tax Reasons:

The Company may, at its option, redeem all but not part of the Designated Securities in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States). This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the Securities to, but excluding, the date fixed for redemption (all as described in the Preliminary Prospectus Supplement).

Additional Amounts:

The Company will, subject to certain exceptions and limitations, pay as additional interest on the Designated Securities such additional amounts as are necessary in order that the net payment by the Company of the principal of, premium, if any and interest on the Designated Securities to a holder who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Designated Securities to be then due and payable (all as described in the Preliminary Prospectus Supplement).

Change of Control Offer Provisions:

If a change of control triggering event occurs, the Company may be required, subject to certain conditions, to make an offer to repurchase the Designated Securities at a price equal to 101% of the principal amount of the Designated Securities, plus accrued and unpaid interest to, but excluding, the date of repurchase (all as described in the Company’s preliminary prospectus supplement dated November 5, 2025 relating to the Designated Securities).

Sinking Fund Provisions:

No sinking fund provisions.

Currency of Payment Provisions:

All payments of interest and principal, including payments made upon any redemption of the Designated Securities, if any, interest on and additional amounts, if any, will be payable in euros, provided, that if the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Designated Securities will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date.

Defeasance Provisions:

As set forth in the Ninth Supplemental Indenture (all as described in the Preliminary Prospectus Supplement).

Closing Location for Delivery of Designated Securities:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Denomination:

The Designated Securities will be issued in minimum denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof.

Listing:

The Company intends to apply to list the Designated Securities on The New York Stock Exchange.

Additional Closing Conditions:

No additional closing conditions to those in the Underwriting Agreement.

Names and addresses of Representatives:

Designated Representatives:

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

ING Bank N.V.

Bijlmerdreef 109

1102 BW Amsterdam

The Netherlands

Address for Notices, etc.:

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Email: dcm_london@bofa.com

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 (0) 20 7986 1927

ING Bank N.V.

Bijlmerdreef 109

1102 BW Amsterdam

The Netherlands

Attention: Capital Markets / Location AME A.04.018

Email: fm.documentation@ing.nl

Applicable Time:

5:15 p.m. (London time), on November 5, 2025.

List of Free Writing Prospectuses:

Final Term Sheet, dated November 5, 2025, in the form agreed between the Company and the Representatives on the date hereof.